Exhibit 10.41
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN
(PSU Grant – Employees)

Medline Inc., a Delaware corporation (the “Company”), pursuant to the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of performance-based Restricted Stock Units (“PSUs”) equal to the “Maximum Number of PSUs” set forth below in this Grant Notice (the “PSU Grant Notice”). The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto) (the “PSU Agreement”), in Exhibit A attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:
Vesting Commencement Date:
Performance Period:

Target Number of PSUs:

Maximum Number of PSUs:

Vesting Schedule:    The PSUs shall vest in accordance with Exhibit A.
Dividend Equivalents:    The PSUs shall be credited with dividend equivalent payments, as provided in Section 14(c)(iii) of the Plan.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PSU GRANT NOTICE, THE PSU AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PSU GRANT NOTICE, THE PSU AGREEMENT AND THE PLAN.

MEDLINE INC.                    PARTICIPANT

By:
Title:

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “PSU Grant Notice”) delivered to the Participant, and subject to the terms and conditions of this PSU Agreement and the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), Medline Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of PSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of PSUs equal to the “Maximum Number of PSUs” provided in the PSU Grant Notice (with each PSU representing an unfunded, unsecured right to receive one share of Common Stock upon the vesting of such PSU). The Company may make one or more additional grants of PSUs to the Participant under this PSU Agreement by providing the Participant with a new PSU Grant Notice, which may also include any terms and conditions differing from this PSU Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional PSUs hereunder and makes no implied promise to grant additional PSUs.
2.Vesting. Subject to the terms and conditions contained herein and in the Plan, the PSUs shall vest as provided in the PSU Grant Notice and Exhibit A, attached hereto.
3.Settlement of PSUs. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan and subject to Section 17 of this PSU Agreement, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each PSU (as adjusted under the Plan, as applicable) which is earned and becomes vested hereunder and such vested PSU shall be cancelled upon such delivery. The Company shall either (a) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator or (b) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name. Notwithstanding anything in this PSU Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this PSU Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of PSUs Upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, subject to the Vesting Schedule as provided in the PSU Grant Notice and Exhibit A, attached hereto (and for the avoidance for doubt, in the event of any conflict between the PSU Grant Notice and Exhibit A and Section 9(c)(ii) of the Plan, the provisions of the PSU Grant Notice and Exhibit A will prevail).
5.Company; Participant.
(a)The term “Company” as used in this PSU Agreement with reference to employment shall include the Company and its Subsidiaries.

(b)Whenever the word “Participant” is used in any provision of this PSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the PSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The PSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the PSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the PSUs shall terminate and become of no further effect.
7.Rights as Stockholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the PSU Grant Notice and Section 14(c)(iii) of the Plan, the Participant or a Permitted Transferee of the PSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying a PSU unless and until the Participant shall have become the holder of record or the beneficial owner of such shares of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Dividend Equivalents. The PSUs shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying PSUs to which such dividend equivalents relate are settled in accordance with Section 3 of this PSU Agreement. For the avoidance of doubt, dividend equivalents accrued in respect of PSUs shall only be paid to the extent the underlying PSU vests and is settled. To the extent that any PSUs are forfeited and not vested and settled, the Participant shall have no right to dividend equivalent payments in respect of such forfeited and unvested PSUs.
9.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to it having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment, national insurance and/or other applicable taxes payable by the Participant with respect to the PSUs by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the PSUs, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).

10.Notice. Every notice or other communication relating to this PSU Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This PSU Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
12.Binding Effect. This PSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Protective Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly Participant agrees to comply with the restrictions in Section 6 of the Protective Covenants Agreement (Appendix 1) inclusive of the modifications in Appendix A where applicable (the “Protective Covenants”) as a precondition of eligibility to receive and retain the benefits of this PSU Agreement, and acknowledges that if the Participant fails to comply with such restrictions, or the restrictions are deemed void or unenforceable in some respect deemed material by the Company, the Company will have the right to demand and recoup all (or a Company-determined portion) of the benefits of this PSU Agreement in accordance with Section 4 from Participant, unless otherwise prohibited under controlling law. For purposes of this PSU Agreement, “Protective Covenant Violation” means the Participant’s breach of any of the Protective Covenants or any similar provision applicable to the Participant.
14.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this PSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

15.Clawback/Forfeiture. If (a) the Participant’s employment is terminated by the Company or any of its Affiliates, as applicable, for Cause (or if the Participant voluntarily resigns the Participant’s employment with the Company or its applicable Affiliates when grounds for Cause exist), (b) a Protective Covenant Violation occurs, or (c) the Company discovers within one year after a Termination for any reason that grounds for a Termination for Cause existed at the time of such Termination, then, in each case, the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days after the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Participant received upon the sale or other disposition of, or distributions in respect of, the PSUs issued hereunder (including any shares of Common Stock issued upon settlement of any such PSU). In addition, any incentive compensation paid to the Participant in respect of the PSUs is subject to recoupment under any clawback policy in effect (including the Medline Incentive Compensation Clawback Policy), whether pursuant to applicable exchange listing rules or otherwise. Any reference in this PSU Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of, or Termination for, Cause.
16.Governing Law. This PSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof; provided, however, that the Protective Covenants shall be governed by and construed in accordance with the laws of the state in which the Participant primarily resides in accordance with the terms of the Protective Covenants Agreement without regard to the principles of conflicts of laws. Notwithstanding anything contained in this PSU Agreement, the PSU Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this PSU Agreement, the PSU Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware as concerns any claim that can be pursued in a court of law arising from this PSU Agreement. It is further understood that the Protective Covenants Agreement is independently enforceable as a separate but ancillary contract with its own choice of law, venue and forum selection terms and is not subject to the exclusive choice of courts located in Delaware.

17.Section 409A of the Code. To the extent that the Participant is subject to U.S. taxation, this PSU Agreement is intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this PSU Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the shares of Common Stock contemplated hereunder. Notwithstanding any other provision of this PSU Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and is subject to U.S. federal income tax, no payments in respect of any PSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) will be made to the Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this PSU Agreement, and the Company will not be liable to any Participant for any payment made under the Plan or this PSU Agreement that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this PSU Agreement as an amount includible in gross income under Section 409A of the Code.
18.Appendix for Non-U.S. Participants. If the Participant is residing and/or working principally outside of the United States, the PSUs shall be subject to any special provisions set forth in Appendix 2 to this PSU Agreement. If the Participant becomes based outside the United States while holding any PSUs, the special provisions set forth in Appendix 2 shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Appendix 1, the special provisions set forth in Appendix 2 for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Appendix 2 constitutes part of this PSU Agreement.
19.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this PSU Agreement (including the PSU Grant Notice), the Plan shall govern and control.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22.Entire Agreement. This PSU Agreement (including, without limitation, all exhibits and appendices attached hereto), the PSU Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Exhibit A
Subject to Section 4 of this Exhibit A, the PSUs will become earned based on achievement of the Performance Conditions with respect to the Performance Period as set forth below.
1.Performance Conditions.
(a)[•] percent of the PSUs shall become earned and eligible to vest based on the achievement of the Performance Condition(s) set forth below:
[Performance Condition(s) and Achievement Levels]
2.Calculation of Number of Earned PSUs: On the Determination Date, the Committee shall determine, in its sole discretion, the achievement with respect to each Performance Condition and calculate the “Percentage of Target Award Earned” based on the percentages specified above for each applicable Performance Condition.
The Performance Condition shall not be achieved and the PSUs applicable to such Performance Condition shall not become earned until the Committee certifies in writing the extent to which the Performance Condition has been met. All determinations with respect to whether and the extent to which the Performance Condition has been achieved shall be made by the Committee in its sole discretion. In the event that actual performance of an applicable Performance Condition exceeds the “Maximum” level of achievement with respect to such Performance Condition as set forth in the table above, the “Percentage of Target Award Earned” shall be [•]%.
If the actual performance of an applicable Performance Condition as determined by the Committee is between (i) the “Threshold” and “Target” levels of achievement or (ii) the “Target” and “Maximum” levels of achievement, then the “Percentage of Target Award Earned” shall be determined by linear interpolation (and rounded to the nearest tenth of a whole percent). In the event the Percentage of Target Award Earned as multiplied by the Target Number of PSUs results in a fractional number of earned PSUs, the number of earned PSUs will be rounded up to the nearest whole number.
Any PSUs which do not become earned based on actual performance during the Performance Period shall be forfeited on the Determination Date for no consideration therefor.
3.Vesting of Earned PSUs. Except as provided in Section 4 of this Exhibit A, [•]% of the earned PSUs will vest on the later of the Determination Date and Vesting Commencement Date and an additional [•]% of the earned PSUs will vest on each of the first, second, and third anniversaries of the Vesting Commencement Date, such that in the ordinary course and assuming no Termination, the earned PSUs will be fully vested on the third (3rd) anniversary of the Vesting Commencement Date. In the event any tranche of the vesting schedule results in fractional shares of Common Stock, such shares will be rounded down to the nearest whole share of Common Stock.
4.Effect of Termination or a Change in Control.
(a)Unless otherwise determined by the Committee:
(i)in the event of the Participant’s Termination due to death or Disability prior to the end of the Performance Period, a number of PSUs equal to the Target Number of PSUs set forth in the PSU Grant Notice shall vest upon the Participant’s Termination and shall be settled as set forth in Section 3 of the PSU Agreement. In the event of the Participant’s Termination due to death or Disability on or following the end of the Performance Period, a number of PSUs corresponding to the number of PSUs based on actual performance shall vest upon the later of the Participant’s Termination and the Determination Date and shall be settled as set forth in Section 3 of the PSU Agreement.
(ii)in the event, prior to the Determination Date, of the Participant’s Termination without Cause (excluding death or Disability) or resignation for Good Reason, in either case, prior to the Determination Date and within the CIC Transaction Protection Period applicable to the Participant (a “Qualifying CIC Termination”), a number of PSUs equal to the Target Number of PSUs set forth in the PSU Grant Notice shall vest upon the Participant’s Qualifying CIC Termination and shall be settled as set forth in Section 3 of the PSU Agreement. In the event, on or following the Determination Date, of the Participant’s Qualifying CIC Termination, all then-outstanding earned PSUs shall vest upon such Qualifying CIC Termination and shall be settled as set forth in Section 3 of the PSU Agreement.
(iii)in the event of the Participant’s Termination for any reason other than set forth in Section 4(a)(i) or Section 4(a)(ii), all vesting of PSUs shall cease and all unvested earned PSUs shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination; and
(iv)in the event of (A) the Participant’s Termination by the Company for Cause, (B) the Participant’s voluntary resignation when grounds for Cause exist or (C) a Protective Covenant Violation, all vested PSUs that have not been settled in shares of Common Stock pursuant to Section 3 of the PSU Agreement shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination.
5.Definitions:

(a)[Performance Condition Definitions]
(b)“Applicable Financial Statement” shall mean a particular fiscal year’s (or a particular fiscal quarter’s, as applicable) financial statements that appear in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission.
(c)“CIC Transaction Protection Period” shall have the meaning given to such term in the Severance Plan applicable to the Participant as of the relevant determination date, except that if the applicable Severance Plan does not contain such definition, the CIC Transaction Protection Period shall be six (6) months following the Change in Control.
(d)“Determination Date” shall mean the date on which the Committee certifies in writing the extent to which the Performance Conditions for the Performance Period have been met.
(e)“Good Reason” shall have the meaning given to such term in the Severance Plan applicable to the Participant as of the relevant determination date, except that if the applicable Severance Plan does not contain such definition, then Good Reason shall have the meaning set forth in the Medline Inc. SVP and VP Severance Plan.
(f)“Severance Plan” shall mean, as applicable to the Participant, (i) the Amended & Restated Medline Inc. Executive Severance Plan, (ii) the Medline Inc. SVP and VP Severance Plan, and (iii) the Medline Inc. Severance Plan, in each case, as the same may be amended and/or restated from time to time.
(g)“Performance Period” shall mean the “Performance Period” specified on the PSU Grant Notice.

Appendix 1

Protective Covenant Appendix

Appendix 2
Country-Specific Appendix